UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2015

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	26-2018846
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

As previously reported in a Current Report on Form 8-K filed on July 8, 2015 (the “Initial Filing”), on July 6, 2015, pursuant to the Agreement and Plan of Merger, dated as of July 27, 2014 (the “Original Agreement”), as amended by Amendment No. 1 dated as of September 4, 2014 (“Amendment No. 1”) (the Original Agreement and Amendment No. 1, together, the “Merger Agreement”) by and among Dollar Tree, Inc. (the “Company”), Family Dollar Stores, Inc. (“Family Dollar”) and Dime Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub merged with and into Family Dollar, with Family Dollar becoming a direct, wholly owned subsidiary of the Company. Under Item 9.01 of the Initial Filing, the Company stated that the pro forma financial information would be filed by amendment no later than 71 days following the date that the Initial Filing was required to be filed. This Amendment No. 1 on Form 8-K further amends the Initial Filing to include the pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(b)    Pro Forma Financial Information.

The following unaudited pro forma condensed combined financial information is filed as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated by reference herein:

•	Unaudited pro forma condensed combined balance sheet as of May 2, 2015,

•	Unaudited pro forma condensed combined income statements for the year ended January 31, 2015 and the three months ended May 2, 2015

•	Notes to the unaudited pro forma condensed combined financial information

(d)    Exhibits

99.1	Unaudited pro forma condensed combined financial information as of and for the three months ended May 2, 2015, and for the year ended January 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DOLLAR TREE, INC.

Date: August 31, 2015	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer

EXHIBITS

Exhibit 99.1 - Unaudited pro forma condensed combined financial information as of and for the three months ended May 2, 2015 and for the year ended January 31, 2015.